                          AMENDMENT TO RIGHTS AGREEMENT

         Amendment dated as of January 23, 2001 (this "Amendment") to Shareholder Rights Agreement dated as of July 18, 1996 (the "Rights Agreement"), between H.B. Fuller Company, a Minnesota corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (formerly Norwest Bank Minnesota, National Association), a national banking association, as Rights Agent (the "Rights Agent").

                                   WITNESSETH

         WHEREAS, as of July 18, 1996, the Company and the Rights Agent entered into the Rights Agreement; and

         WHEREAS, the Board of Directors of the Company at a meeting held on December 7, 2000 determined to amend the Rights Agreement as permitted by
Section 27 thereof, and directed the Rights Agent to enter into this Amendment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

         1. Section 1 of the Rights Agreement is amended by deleting paragraph
(g) thereof in its entirety.

         2. Section 1 of the Rights Agreement is further amended by renumbering paragraphs (h), (i), (j), (k), (l), (m), (n), (o), (p), (q), (r) and (s) as
paragraphs (g), (h), (i), (j), (k), (l), (m), (n), (o), (p), (q) and (r),
respectively.

         3. Section 7(e) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" with the words "the Board of Directors."

         4. Section 11(a)(iii) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors of the Company determine" with the words "the Board of Directors of the Company determines."

         5. Section 11(b) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors or, if there are no Continuing Directors, the Board of Directors" with the words "the Board of Directors."

         6. Section 11(c) of the Rights Agreement is amended by replacing the words "majority of the Continuing Directors, or if there are no Continuing Directors, the Board of Directors" with the words "Board of Directors."

         7. Section 11(d) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors or, if there are no Continuing Directors, the Board of Directors" in the third sentence of such section with the words "the Board of Directors."

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         8. Section 11(d) of the Rights Agreement is further amended by replacing the words "a majority of the Continuing Directors, or if there are no Continuing Directors, the Board of Directors" in the last sentence of such section with the words "the Board of Directors."

         9. Section 11(m) of the Rights Agreement is amended by replacing the words "in their sole discretion a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" with the words "in its sole discretion the Board of Directors."

         10. Section 11(n) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors" with the words "the Board of Directors."

         11. Section 14(a) of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors (or, if there are no Continuing Directors, the Board of Directors)" each time they appear with the words "the Board of Directors."

         12. Section 16(d) of the Rights Agreement is amended by replacing the words "the Rights Agent, the Board of Directors and the Continuing Directors" with the words "the Rights Agent and the Board of Directors."

         13. Section 23(a) of the Rights Agreement is amended by deleting the words "PROVIDED, HOWEVER, that for the purposes hereof the Board of Directors of the Company shall be entitled to so redeem the Rights only if it consists of a majority of Continuing Directors."

         14. Section 27 of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors" with the words "the Board of Directors."

         15. Section 29 of the Rights Agreement is amended by deleting the words "(and/or, as provided for herein, the Continuing Directors)" in the first sentence of such section.

         16. Section 29 of the Rights Agreement is further amended by deleting the words "(and/or, as provided herein, a majority of the Continuing Directors, as the case may be)" in the first sentence of such section.

         17. Section 29 of the Rights Agreement is further amended by deleting in its entirety the sentence stating "Any action which, pursuant to this Agreement, may not be taken without the consent, approval or determination of a majority of Continuing Directors may not be taken if the Company, at the time of the proposed action, has no Continuing Directors."

         18. Section 29 of the Rights Agreement is further amended by replacing the words "the Board of Directors and/or a majority of the Continuing Directors" in the third sentence of such section with the words "the Board of Directors."

         19. Section 29 of the Rights Agreement is further amended by replacing the words "the Board of Directors and the Continuing Directors, as the case may be," in the last sentence of such section with the words "the Board of Directors."


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         20. Section 34 of the Rights Agreement is amended by replacing the words "a majority of the Continuing Directors, or if there are no Continuing Directors, the Board of Directors" with the words "the Board of Directors."

         21. Except as set forth above, the Rights Agreement shall be unchanged and remain in full force and effect in its original form.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year above written.

                                     H.B. FULLER COMPANY


                                     By /s/ Albert P.L. Strouken
                                        ----------------------------------------

                                     Its  Chairman of the Board,
                                          ---------------------
                                          President and Chief Executive Officer
                                          -------------------------------------


                                     WELLS FARGO BANK MINNESOTA, N.A.


                                     By /s/ Barbara M. Novak
                                        ----------------------------------------

                                     Its  Vice President
                                          --------------------------------------


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